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                                                                     Exhibit (n)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated January 18, 2005, relating to the statement of assets and liabilities of Cohen & Steers Dividend Majors Fund, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
January 18, 2005